Exhibit 10.17

MULTI-PARTY SECURITY AGREEMENT

This is an agreement between Commerce Bank & Trust Company, a Massachusetts trust company with offices in Worcester, Massachusetts (“Secured Party”), and the following organizations (collectively “Debtors”):

Boston Restaurant Associates, Inc., a Delaware corporation (“BRAI”);

Ocean, Inc., a Massachusetts corporation (“Ocean”);

Fantail Restaurant, Inc., a Massachusetts corporation (“Fantail”);

Pizzeria Regina of Florida, Inc., a Florida corporation (“Florida”);

Pizzeria Regina of Holyoke, Inc., a Massachusetts corporation (“PR Holyoke”);

Pizzeria Regina of Kingston, Inc., a Massachusetts corporation (“PR Kingston”);

Pizzeria Regina of New Jersey, Inc., a New Jersey corporation

(“PR New Jersey”);

Pizzeria Regina Providence, Inc., a Rhode Island corporation

(“PR Providence”);

Boston Restaurant Associates International, Inc., a Delaware corporation

(“International);

Polcari Enterprises, Inc., a Massachusetts corporation (“Polcari I”);

Polcari’s, Inc., a Delaware corporation (“Polcari II”);

Polcari’s of Salem New Hampshire, Inc., a New Hampshire corporation

(“Polcari III”); and

Polcari’s of Woburn, Inc., a Massachusetts corporation (“Polcari IV”).

On the date of this agreement Secured Party has entered into a certain Loan Agreement (“Loan Agreement”) with BRAI and with the Trustee of BRA Nominee Trust (“Trustee”).  Also on this date, Secured Party and Debtors, together with the Trustee and Polcari’s of Cambridge, Inc., have entered into a certain Multi-Party Guaranty Agreement (“Guaranty Agreement”), which provides essentially that Debtors guaranty all obligations owed to Secured Party by BRAI and/or the Trustee.

1.             Grant.

For the purposes stated in Section 2 below, each of the Debtors (a) grants to Secured Party a security interest in the property defined in Section 3 below as “Collateral” and (b) to the extent applicable, pledges and collaterally assigns the Collateral to Secured Party.

2.             Purpose.

The foregoing grant, pledge, and assignment shall secure the full and timely payment, performance, and observance of all Debtors’ monetary and non-monetary obligations to Secured Party now existing and hereafter arising, direct or indirect, absolute or contingent, liquidated or unliquidated, due or to become due, and whether joint, several, or joint and several (collectively “Obligations”), including without implied limitation the Debtors’ obligations arising from or relating to the Loan Agreement and/or the Guaranty Agreement.

3.             Collateral.

“Collateral” means all of the Debtors’ rights and interests now owned or hereafter acquired in the property described on Exhibit A1, attached, together with all cash and non-cash proceeds and products of such property.  Each category of collateral listed on Exhibit A1 shall have the meaning attributed to it in the Massachusetts Uniform Commercial Code, as amended from time to time, the definitional sections of which are incorporated here by reference as if set forth fully in this agreement.  Without limiting the generality of the foregoing provisions, “Collateral” also means and includes all rights and interests of Debtors in (a) the trademarks listed on Exhibit A2, attached, (b) any liquor license listed on Exhibit A3, attached, and (c) any cash and non-cash proceeds thereof.  Notwithstanding the foregoing, “Collateral” does not include (i) any liquor license already pledged to a landlord of the Debtors, (ii) any liquor license a pledge of which the issuing municipality declines to approve, and (iii) any leasehold interest the collateral assignment of which is prohibited by the lease.

4.             Covenants, Warranties, and Agreements.  In the remainder of this agreement the term “Debtor” refers individually to each of the Debtors.

A.            Ownership and location of Collateral.  Each Debtor warrants to Secured Party and covenants with Secured Party that (1) it owns the Collateral free and clear of all claims, liens, and security interests, other than those listed on Exhibit B, attached (“Permitted Encumbrances”), (2) it has the power and authority to make and perform this agreement, (3) the only locations of its Collateral are and will be at the places listed on Exhibit C, attached, and (4) it has and will have no Collateral except at the foregoing locations or in transit thereto.  The term “Permitted Encumbrances” shall include not only the currently existing liens listed on Exhibit B but also any liens arising from any equipment financing that is expressly permitted in the Loan Agreement.

B.            General.  Each Debtor covenants and agrees with Secured Party as follows:

(1)           it will timely pay Secured Party all amounts required by the Obligations, whether on demand, at maturity, by acceleration, or otherwise, and will otherwise perform and observe strictly in accordance with their terms all of the Obligations;

(2)           it will defend the Collateral against the claims and demands of all persons and will indemnify and hold harmless Secured Party against all such claims and demands unless the same arise from Secured Party’s gross negligence or willful misconduct.

(3)           it will not permit any of the Collateral, or any business records relating to the Collateral, to be removed from a permitted location without the prior written consent of Secured Party, except (i) in the ordinary course of business or (ii) upon a sale of assets expressly approved by Secured Party in writing in advance;

(4)           it will immediately advise Secured Party in writing of any change in its place of business, or the opening of any new place of business;

(5)           it will not (a) permit any security interests (other than Secured Party’s security interest and the Permitted Encumbrances) to attach to any of the Collateral; (b) permit any of the Collateral to be levied upon under any legal process or to become the subject of any lien unless such lien is dissolved within thirty (30) days after the lien arises; (c) transfer in any manner whatsoever any interest in the Collateral, except (i) in the ordinary course of business, or (ii) upon a sale of assets expressly approved by Secured Party in writing in advance; (d) permit to be done or to occur anything that may materially impair the value of any of the Collateral or the security intended to be afforded by this agreement; or (e) permit any tangible Collateral to become an accession to other goods, unless such other goods are owned by Debtor; and

(6)           it will (a) perform and observe in full and on time all its duties and other undertakings with respect to the obligations secured by the Permitted Encumbrances and (b) will not materially modify the obligations secured by the Permitted Encumbrances.

C.            Promissory notes and tangible chattel paper.  If at any time any Debtor holds or acquires any promissory notes or tangible chattel paper, then within five (5) business days such Debtor shall endorse, assign, and deliver such items to Secured Party, together with such instruments of transfer or assignment, duly executed in blank, as Secured Party from time to time may specify.

D.            Deposit accounts.  For each deposit account that any Debtor at any time opens or maintains, such Debtor shall, within five business days after Secured Party’s request following an Event of Default, pursuant to an agreement in form and substance satisfactory to Secured Party, at Secured Party’s election, either (1) cause the depositary bank to agree to comply at any time with instructions given by Secured Party to such depositary bank directing the disposition of funds from time to time credited to such deposit account, without further consent of the Debtor, or (2) arrange for Secured Party to become the customer of the depositary bank with respect to the deposit account, such that Debtor is permitted to withdraw funds from the deposit account only with the consent of Secured Party.  The provisions of this section shall not apply to (i) any deposit account for which the Debtor, the depositary bank and Secured Party have entered into a control agreement or cash collateral agreement, (ii) any deposit accounts as to which Secured Party is the depositary, and (iii) any deposit account specially and exclusively used for payroll, payroll taxes, employee expense reimbursement, and other employee wage and benefit payments for the Debtor’s employees.

E.             Investment property.  If any Debtor at any time holds or acquires any certificated securities, then within five (5) business days after the signing of this agreement or the acquisition of the certificates, whichever is earlier, such Debtor shall endorse, assign, and deliver such certificates to Secured Party, accompanied by such instruments of transfer or assignment, duly executed in blank, as Secured Party from time to time may specify.  If any securities now or hereafter acquired by any Debtor are uncertificated and are issued to such Debtor or its nominee directly by the issuer, then such Debtor shall immediately notify Secured Party thereof, and within five business days after Secured Party’s request, pursuant to an agreement in form and substance satisfactory to Secured Party, at Secured Party’s election either shall (1) cause the issuer to agree to comply with instructions given by Secured Party as to such securities, without further consent of the Debtor or such nominee, or (2) arrange for Secured Party to become the registered owner of the securities.  If any certificated securities, uncertificated securities, or other investment property now or hereafter acquired by any Debtor are held by such Debtor or its nominee through a securities intermediary or commodity intermediary, then such Debtor immediately shall notify Secured Party thereof, and within five business days after Secured Party’s request, pursuant to an agreement in form and substance satisfactory to Secured Party, at Secured Party’s election the Debtor either shall (a) cause such securities intermediary or commodity intermediary to agree (i) to comply with entitlement orders or other instructions given by Secured Party as to such securities or other investment property, or (ii) to apply any value distributed on account of any commodity contract as directed by Secured Party, in each case without further consent of the Debtor or such nominee, or (b) in the case of financial assets or other investment property held through a securities intermediary, arrange for Secured Party to become the entitlement holder with respect to such investment property, with the Debtor being permitted to exercise rights to withdraw or otherwise deal with such investment property only with the consent of Secured Party.  Secured Party shall not give any such entitlement orders, instructions, or directions to any such issuer, securities intermediary, or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by the Debtor, unless an Event of Default (i) has occurred and is continuing or (ii) would result from a requested withdrawal or dealing. The provisions of this section shall not apply to any financial assets credited to a securities account for which Secured Party is the securities intermediary.

F.             Collateral in the possession of a bailee.  If at any time any goods that constitute Collateral are in the possession of a bailee, then the Debtor which owns such goods promptly shall notify Secured Party.  If requested by Secured Party, such Debtor promptly shall obtain an acknowledgement from the bailee, in form and substance satisfactory to Secured Party, that the bailee holds such Collateral for the benefit of Secured Party and will act upon Secured Party’s instructions without the further consent of the Debtor.  Secured Party shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the Debtor with respect to the bailee.

G.            Electronic chattel paper and transferable records.  If any Debtor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in §16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Debtor promptly shall notify Secured Party thereof and at the request of Secured Party shall take such action as Secured Party requests to vest in Secured Party control, under § 9-105 of the Uniform Commercial Code (“UCC”), of such electronic chattel paper, or control, under Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or as the case may be, §16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction, of such transferable record. Secured Party agrees to arrange, pursuant to procedures satisfactory to Secured Party and as long as such procedures will not result in Secured Party’s loss of control, for the Debtor to make alterations to the electronic chattel paper or transferable record permitted under UCC § 9-105, or as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or §16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the Debtor with respect to such electronic chattel paper or transferable record.

H.            Letter-of-credit rights.  If any Debtor at any time is a beneficiary under a letter of credit, then such Debtor promptly shall notify Secured Party.  At Secured Party’s request and option the Debtor shall, pursuant to an agreement in form and substance satisfactory to Secured Party, either (1) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to Secured Party of the proceeds of any drawing under the letter of credit or (2) arrange for Secured Party to become the transferee beneficiary of the letter of credit, provided that Secured Party agrees that the proceeds of any drawing under the letter of credit are to be applied to the Obligations.

I.              Commercial tort claims.  If any Debtor at any time holds or acquires a commercial tort claim, then such Debtor immediately shall notify Secured Party in a writing of the details of such claim and shall grant to Secured Party in writing a security interest in such claim and in its proceeds, all upon the terms of this agreement, such writing to be in form and substance reasonably satisfactory to Secured Party.

J.             Goods.  With respect to Collateral consisting of goods, each Debtor covenants and agrees with Secured Party as follows:

(1)           Debtor will insure the Collateral against all hazards requested in good faith by Secured Party, such insurance being issued by insurers reasonably satisfactory to Secured Party and being in an amount reasonably satisfactory to Secured Party; will cause Secured Party to be named as sole loss payee on such insurance; and will use the proceeds of such insurance, if Secured Party releases the proceeds to Debtor pursuant to the following subsection, to repair or replace the Collateral free of all liens and security interests other than Secured Party’s and (to the extent applicable) the

Permitted Encumbrances.  If Debtor fails to obtain such insurance, Secured Party shall have the right (but not the obligation) to obtain it at Debtor’s expense, whereupon Debtor shall reimburse Secured Party on demand;

(2)           Insurance proceeds attributable to the Collateral shall be delivered to and initially held by Secured Party as cash collateral for the Obligations.  If no Event of Default is outstanding, , then (a) if the amount of proceeds is less than $50,000, Secured Party shall deliver such proceeds to Debtor and Debtor shall repair or replace the damaged or destroyed Collateral, or (b) if the amount of proceeds equals or exceeds $50,000, and if Secured Party reasonably determines that it is feasible for the damaged or destroyed Collateral to be repaired or replaced without material prejudice to Secured Party, Secured Party shall disburse from time to time all or any part of such proceeds upon such terms and conditions as Secured Party reasonably decides advisable, for direct application by Debtor to the repair or replacement of the Collateral.  If any Event of Default is outstanding when Secured Party receives any insurance proceeds, or if any Event of Default occurs while Secured Party is holding any such proceeds, then instead of delivering such proceeds to Debtor, Secured Party may apply all or any part of such proceeds to payment of the Obligations;

(3)           Debtor will keep the Collateral in good condition and repair, reasonable wear and tear excepted, and will permit Secured Party and its agents to inspect the Collateral from time to time upon oral notice of at least twenty-four hours during normal business hours upon Secured Party’s request; and

(4)           Debtor will pay Secured Party on demand all amounts, including reasonable attorney’s fees, paid or incurred by Secured Party (a) for any costs which Secured Party incurs to discharge Debtor’s duties with regard to taxes, levies, insurance, repairs, or maintenance of the Collateral, and (b) in taking possession of, disposing of, or preserving the Collateral.

K.            Other Collateral.  With respect to all Collateral other than inventory and equipment, each Debtor covenants and agrees as follows:

(1)           immediately after Secured Party’s request from time to time upon and during the continuance of an Event of Default, Debtor will give notice of Secured Party’s security interest to any persons obligated to Debtor on any such Collateral;

(2)           within five (5) business days after Secured Party’s request upon and during the continuance of an Event of Default, Debtor will deliver to Secured Party any Collateral requested by it, in connection with which Debtor on demand shall make or furnish all endorsements, notations, records, information, and other forms of assistance requested by Secured Party to enable it to perfect its security interest in such Collateral, to hold, transfer, or collect the proceeds of such Collateral, and/or to enforce Debtor’s and Secured Party’s rights with respect to such Collateral; and

(3)           it will take any actions that are reasonably necessary or advisable to preserve its rights against account debtors and any other obligors on such Collateral.

L.             Other actions.  Each Debtor agrees to take any other action requested by Secured Party to ensure the attachment, perfection, first priority, and enforceability of Secured Party’s security interest in any and all of the Collateral, including without implied limitation, (a) executing, delivering, and (where appropriate) filing financing statements and amendments under the UCC, to the extent, if any, that Debtor’s signature is required, (b) causing Secured Party’s name to be noted as secured party on any certificate of title for titled goods if such notation is a condition to attachment, perfection, priority, or enforceability of Secured Party’s security interest in such Collateral, (c) complying with any provision of any statute, regulation, or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection, priority, or enforceability of Secured Party’s security interest in such Collateral, (d) using its best efforts to obtain governmental and other third party consents and approvals, including without limitation any consent of any licensor, lessor, or other person obligated on Collateral, (e) using its best efforts to obtain waivers from mortgagees and landlords (but only for locations that are not in shopping malls) in form and substance reasonably satisfactory to Secured Party and (f) taking all actions required by any earlier or subsequent versions of the UCC or by other law, as reasonably determined by Secured Party.

5.             Representations and warranties concerning Debtors’ names and legal status.

Debtors represent and warrant to Secured Party (a) that Debtors’ exact legal names and organizational status are correctly stated on the first page of this agreement and (b) that any organizational identification number is correctly stated on the signature page of this agreement.

6.             Covenants concerning Debtors’ legal status.

Debtors covenant with Secured Party that (a) without providing at least thirty days prior written notice to Secured Party, no Debtor will change its name, its place of business, the location of its chief executive office, its mailing address, or its organizational identification number, (b) if any Debtor that does not have an organizational identification number later obtains one, such Debtor immediately shall notify Secured Party, and (c) no Debtor will change its type of organization, jurisdiction of organization, or other legal structure.

7.             Miscellaneous representations and warranties.

Debtors represent and warrant to Secured Party that (a) none of the Collateral constitutes, or is the proceeds of, “farm products” as defined in § 9-102(a)(34) of the UCC, and (b) no Debtor holds any commercial tort claim.

8.             Covenants concerning Collateral.

Each Debtor covenants with Secured Party that it will (a) not use the Collateral in violation of any law or any policy of insurance, (b) pay when due all taxes, assessments, governmental charges, and levies made upon the Collateral, incurred in connection with the use or operation of the Collateral, or incurred in connection with this agreement, unless (x) the same are being contested in good faith by proper legal proceedings and (y) adequate reserves have been established and maintained therefor, and (c) operate its business in compliance with (i) all applicable material provisions of the federal Fair Labor Standards Act, as amended, and (ii) all applicable material provisions of federal, state, and local statutes and ordinances dealing with the control, shipment, storage, or disposal of hazardous materials or substances.

9.             Power of Attorney.

For purposes of Section 4L of this agreement, each Debtor irrevocably appoints Secured Party as its attorney-in-fact to do all acts and things which Secured Party in good faith decides advisable to perfect and continue perfected its rights and to protect the Collateral, all as fully and completely as each Debtor could do if such Debtor were acting on its own behalf.  The powers conferred on Secured Party in this section are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers.  Secured Party shall be accountable only for the amounts that it actually receives as a result of the exercise of the foregoing powers.  Neither Secured Party nor any of its officers, directors, employees, or agents shall be liable to Debtors for any act or failure to act, except for Secured Party’s own gross negligence or willful misconduct.

10.           Authorization.

Each Debtor irrevocably authorizes Secured Party at any time to file any initial UCC financing statements and amendments that (a) describe the Collateral (i) as “all assets” of such Debtor (or terms of similar import), regardless of whether any particular asset falls within the scope of Article 9 of the UCC, or (ii) as being of an equal or lesser scope or with greater detail, and (b) include any other information required by part 5 of Article 9 of the UCC, including (i) whether such Debtor is an organization, the type of organization, and any organization identification number issued to such Debtor and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of the real property to which the Collateral relates.  Each Debtor agrees to furnish all such information to Secured Party promptly upon Secured Party’s request.

11.           Events of Default.

Each of the following circumstances and occurrences shall constitute an Event of Default under this agreement:

(1)           Material breach, with respect to any Debtor, of any warranty, covenant, or other provision of this agreement unless (a) such breach is cured within an expressly applicable cure period or (b) if this agreement provides no expressly applicable cure period, then (i) the breach is readily curable and (ii)  the breach is fully cured within the shortest reasonable period, which shall not exceed thirty (30) days;

(2)           Material misrepresentation, with respect to any Debtor, in this agreement or in any document furnished to Secured Party by or on behalf of any Debtor;

(3)           The imposition upon any Collateral of any lien or encumbrance other than the Permitted Encumbrances and/or a security interest in favor of Secured Party;

(4)           The making of any levy, seizure, sequestration, or attachment of or upon any property of Debtors in an aggregate amount exceeding $50,000, unless released or dissolved within ten (10) days;

(5)           The issuance of any injunction or other order which, in Secured Party’s judgment, materially impairs any Debtor’s business or financial condition, unless such injunction is dissolved or stayed within ten (10) days after its issuance;

(6)           The filing by any Debtor in any forum of any petition, answer, or similar document seeking (a) relief under any bankruptcy, insolvency, or similar law, or (b) the appointment of a receiver, trustee, or other fiduciary to take charge of any of any Debtor’s property;

(7)           The filing against any Debtor in any forum of any petition or similar document under any bankruptcy, insolvency, or similar law, if such is not dismissed within forty-five (45) days;

(8)           The filing against any Debtor in any forum of any petition or similar document seeking the appointment of a receiver, trustee, or other fiduciary to take charge of any of such Debtor’s property, if such is not dismissed within forty-five (45) days;

(9)           Any Debtor’s written statement or acknowledgment of its inability to pay its debts as they become due;

(10)         Any assignment by any Debtor for the benefit of any of its creditors, or any composition by any Debtor with any of its creditors;

(11)         Except as otherwise provided in Section 21 of this agreement, the dissolution of any Debtor as a corporation;

(12)         The commencement of any proceeding seeking the dissolution of any Debtor, unless such proceeding is dismissed within forty-five (45) days; or

(13)         Any circumstance or occurrence that constitutes an Event of Default as defined in the Loan Agreement, the Guaranty Agreement, or in any other legal document that secures, evidences, or states any of the Obligations.

12.           Power to Sell or Collect Collateral.

A.            After any Event of Default, Secured Party shall have, in addition to all other rights and remedies, the rights and remedies of a secured party under the applicable provisions of the UCC, including without implied limitation the right to take possession of the Collateral.  For that purpose Secured Party may enter upon any premises on which the Collateral may be situated and may remove the Collateral therefrom.  Unless the Collateral is perishable, threatens to decline speedily in value, or is of a type customarily sold on a recognized market, Secured Party shall give Debtors at least ten (10) days’ prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made.

B.            At any time in its discretion after any Event of Default, Secured Party may for the purpose of obtaining security for payment of the Obligations (1) transfer any securities or other property constituting Collateral into its own name or that of its nominee, (2) receive the income thereon, (3) hold the same as security, or (4) apply it against principal, interest, or other sums due on the Obligations, and Secured Party may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize upon any Collateral as it may determine, whether or not the same are then due.  After any Event of Default, Secured Party (1) may receive, open, and dispose of mail addressed to Debtors, (2) may endorse notes, checks, drafts, money orders, documents of title, or other evidence of payment, shipment, or storage or any other form of Collateral, on behalf of and in the name of Debtors, and (3) may sign and deliver to any post office a letter substantially in the form attached as Exhibit D.

13.           Standards for exercising remedies.

To the extent that applicable law imposes duties on Secured Party to exercise remedies in a commercially reasonable manner, Debtors acknowledge and agree that it is not commercially unreasonable for Secured Party (a) to decline to incur expenses that are reasonably necessary (i) to prepare the Collateral for disposition or (ii) to complete work in process, (b) to fail to obtain third-party consents for access to any Collateral or to obtain (or if not required by other law, to fail to obtain) governmental or third party consents for the collection or disposition of the Collateral, (c) to fail to (i) exercise collection remedies against account debtors or other persons obligated on the Collateral or (ii) remove liens, encumbrances, or any adverse claims against the Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on the Collateral, directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of the Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as Debtors, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of the Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of the Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure Secured Party against risks of loss, collection, or disposition of the Collateral or to provide to Secured Party a guaranteed return from the collection or disposition of the Collateral, and (l) to obtain the services of brokers, investment bankers, consultants, and other professionals to assist Secured Party in the collection or disposition of any of the Collateral. Debtors acknowledge (a) that the purpose of this section is to provide a nonexhaustive list of examples of actions or omissions that would not be commercially unreasonable in Secured Party’s exercise of its remedies and (b) that other actions or omissions by Secured Party shall not be deemed commercially unreasonable because of their omission from this section.  Nothing in this section shall be construed to grant any rights to Debtors or to impose any duties upon Secured Party that would not have been granted or imposed by this agreement or by applicable law in the absence of this section.

14.           Marshalling.

Secured Party shall not be required to marshal any present or future collateral security for the Obligations or to resort to such collateral security or other assurances of payment in any particular order.  All of Secured Party’s rights under this agreement and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising.  To the extent that it lawfully may do so, Debtors agree not to invoke any law relating to the marshalling of collateral which might delay or impede the enforcement of Secured Party’s rights under this agreement, or under any other instrument creating or evidencing any of the Obligations, under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured.  To the extent that it lawfully may do so, Debtors hereby irrevocably waive the benefits of all such laws.

15.           Deposits.

Regardless of the adequacy of the Collateral, any deposits or other sums at any time credited by or due from Secured Party to any Debtor may, at any time after any Event of Default, be applied to the Obligations or may be set off against liabilities on which such Debtor is liable as a primary obligor and may, at or after the maturity thereof, be applied to or set off against liabilities on which such Debtor is liable as a secondary obligor.

16.           Waivers and Assents.

To the full extent permitted by law, but except as expressly provided otherwise in this agreement, Debtors waive demand, notice, and protest of all instruments; notice of acceptance of this agreement; notice of loans made, credit extended, and collateral received or delivered; notice of all other actions taken by Secured Party in reliance on this agreement; and all other demands and notices of any description.  With respect both to the Obligations and the Collateral, Debtors assent to any extension, postponement, or other indulgence; to any substitution, exchange, or release of any Collateral; to the addition or release of any person primarily or secondarily liable; to the acceptance of partial payments; and to any settlement, compromise, or adjustment, all in such manner and at such time or times as Secured Party decides advisable.  To the full extent permitted by law, Secured Party shall have no duty as to the collection or protection of the Collateral or any income therefrom; as to the preservation of rights against prior parties; or as to the preservation of any rights pertaining thereto.  Secured Party may exercise its rights with respect to the Collateral without resort or regard to other sources of reimbursement for the Obligations.  Secured Party shall not be deemed to have waived any of its rights unless such waiver is given in writing and is signed by Secured Party.  No delay or omission on the part of Secured Party in exercising any right shall operate as a waiver.  No waiver shall arise from any course of conduct by Secured Party.  A waiver on one occasion shall not be construed as a bar to, or waiver of, any right on any future occasion.  All rights and remedies of Secured Party, whether available by law or stated in this agreement or in any other instrument or document, shall be cumulative, and all such rights and remedies may be exercised singly, concurrently, or sequentially.

17.           Expenses; Proceeds of Collateral.

Debtors shall reimburse Secured Party on demand for any and all expenses, including reasonable professional fees and reasonable legal fees, incurred or paid by Secured Party in good faith in protecting or enforcing its rights under this agreement (i) after notice to Debtors, if no Event of Default is then outstanding, or (ii) after any Event of Default.  After deducting all such expenses, the balance of any proceeds of collection or sale of the Collateral shall be applied to the payment of principal, interest, and other sums due on the Obligations in such order as Secured Party may determine, proper allowance for interest on Obligations not then due being made, and any surplus shall be paid as required by law.

18.           General.

A.            Any notices to a Debtor shall be effective (1) upon actual delivery to Borrower’s principal office or (2) when sent by certified mail (return receipt requested) to Borrower’s principal office.  In the case of notice by certified mail, notice shall be deemed given on the third business day after mailing.  Debtors agree that a single notice given to any of them at Borrower’s principal office shall constitute notice to all Debtors for all purposes.

B.            Notices to Secured Party shall be effective (1) upon actual delivery to Secured Party, to the attention of its Senior Loan Officer, 390 Main Street, Worcester, Massachusetts 01608, or (2) on the third business day after mailing by certified mail to such address.

C.            Copies of notices shall be sent to counsel as follows, but failure to send such a copy shall not affect the validity of the notice:

Debtor:	Secured Party:
Andrew P. Strehle, Esq.	Dale R. Harger, Esq.
Brown Rudnick Berlack Israels LLP	Mountain, Dearborn & Whiting LLP
1 Financial Center	370 Main Street
Boston, MA 02111	Worcester, MA 01608

D.            Because this agreement has been negotiated and signed in Massachusetts in reliance upon the applicability of Massachusetts substantive law, the construction, validity, and performance of this agreement shall be governed by the laws of Massachusetts, disregarding any law or doctrine that might dictate the application of the law of another state except for Sections 9-301 through 9-307 of the Massachusetts UCC.  This agreement shall benefit the parties’ successors and assigns and shall bind their successors and assigns.  This agreement may not be amended, supplemented, or otherwise changed except by a written instrument signed by both parties.  This agreement contains the entire understanding of the parties, superseding all negotiations, representations, and prior understandings with respect to the subject matter hereof.

E.             The defined terms “Loan Agreement” and “Guaranty Agreement” shall include all future amendments, restatements, renewals, and replacements.

F.             All obligations of Debtors under this agreement shall be joint and several.

19.           Jury waiver.

SECURED PARTY AND EACH DEBTOR WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY ACTION IN WHICH SECURED PARTY AND ANY OF THE DEBTORS IS A PARTY.

20.           Organizational number.

Each Debtor represents that its “organizational number” for UCC purposes, if any, is set forth on the attached Exhibit E.

21.           Possible closures.

Secured Party agrees that Debtors may sell or close their existing restaurants in New Jersey and Florida and may dissolve the entities that own and operate such restaurants; such closures and dissolutions shall not be treated as a violation of any provision of this agreement, and the net proceeds of the disposition of the assets of such restaurants (a) shall be retained by Debtors if no Event of Default is then outstanding or (b) shall be paid to Secured Party to be applied to the Obligations in such manner as Secured Party decides advisable if any Event of Default is then outstanding.  This agreement shall continue in full force and effect nothwithstanding such dissolutions.

Signed as a sealed instrument April 14, 2005.

Witness:

Commerce Bank & Trust Company

By
Michael D. Thibeault
Senior Vice President

Boston Restaurant Associates, Inc.

By
George R. Chapdelaine, President
and Chief Executive Officer

Ocean, Inc.

By
George R. Chapdelaine,
President and
Chief Executive Officer

Fantail Restaurant, Inc.

By
George R. Chapdelaine,
President and
Chief Executive Officer

Pizzeria Regina of Florida, Inc.

By
George R. Chapdelaine,
President and
Chief Executive Officer

Pizzeria Regina of Holyoke, Inc.

By
George R. Chapdelaine,
President and
Chief Executive Officer

Pizzeria Regina of Kingston, Inc.

By

George R. Chapdelaine,
President and
Chief Executive Officer

Pizzeria Regina of New Jersey, Inc.

By
George R. Chapdelaine,
President and
Chief Executive Officer

Pizzeria Regina Providence, Inc.

By
George R. Chapdelaine,
President and
Chief Executive Officer

Boston Restaurant Associates
International, Inc.

By
George R. Chapdelaine,
President and
Chief Executive Officer

Polcari Enterprises, Inc.

By
George R. Chapdelaine,
President and
Chief Executive Officer

Polcari’s, Inc.

By
George R. Chapdelaine,
President and
Chief Executive Officer

Polcari’s of Salem New
Hampshire, Inc.

By
George R. Chapdelaine,
President and
Chief Executive Officer

Polcari’s of Woburn, Inc.

By
George R. Chapdelaine,
President and
Chief Executive Officer